Exhibit 10.2

SILICON GRAPHICS INTERNATIONAL CORP.
FIRST AMENDMENT TO EMPLOYMENT LETTER

This FIRST AMENDMENT TO EMPLOYMENT LETTER (this “First Amendment”), effective December 17, 2012 (the “Effective Date”), is executed by and between Silicon Graphics International Corp., a Delaware corporation (“SGI”), and Mack Asrat (the “Executive”). SGI and the Executive are each individually referred to as a “Party” and are collectively referred to as the “Parties” herein.

RECITALS

Whereas, Executive and SGI have entered into an employment letter dated June 4, 2012 (the “Employment Letter”); and

Whereas, the parties desire to amend the Employment Letter.

AGREEMENT

Now therefore, in consideration of the mutual promises and covenants set forth in this First Amendment, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that upon the Effective Date, the Employment Agreement is hereby amended as follows:

1.1.	The first paragraph of Section 9 of the Employment Letter is hereby amended to read in its entirety as follows:
SEVERANCE BENEFITS. If, at any time your employment is terminated by the Company without Cause, or by you for Good Reason; and if, within 60 days following the date of termination of your employment, you sign, date, return to the Company and allow to become effective a release of all claims in a form satisfactory to the Company in its sole discretion (the “Release”), then you shall be entitled to receive the following severance benefits (the “Severance Benefits”); provided that you must execute and return the Release on or before the Release Deadline. If you fail to return the Release on or before the Release Deadline, or if you revoke the Release, then you will not be entitled to the benefits in this Section 9. The severance payments will commence within sixty (60) days after your employment is terminated and, once they commence, will include any unpaid amounts accrued from the date your employment is terminated.  However, if the sixty (60) day period described in the preceding sentence spans two calendar years, then the payments will in any event begin in the second calendar year.

1.2.	Section 11 of the Employment Letter is hereby amended to read in its entirety as follows:
DEFERRED COMPENSATION. Notwithstanding anything to the contrary herein, the following provisions apply to the extent severance benefits provided herein are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”). Severance benefits shall not commence until you have a “separation from service” for purposes of Section 409A. Each installment of severance benefits is a separate “payment” for purposes of Treas. Reg. Section

1.409A-2(b)(2)(i), and the severance benefits are intended to satisfy the exemptions from application of Section 409A provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9). However, if such exemptions are not available and you are, upon separation from service, a “specified employee” for purposes of Section 409A, then, solely to the extent necessary to avoid adverse personal tax consequences under Section 409A, the timing of the severance benefits payments shall be delayed until the earlier of (i) six (6) months and one day after your separation from service and (ii) your death. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to you or your beneficiary in one lump sum (without interest).  Any termination of your employment is intended to constitute a “separation from service” and will be determined consistent with the rules relating to a “separation from service” as such term is defined in Treasury Regulation Section 1.409A-1.  It is intended that each installment of the payments provided hereunder constitute separate “payments” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i).  To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision will be read in such a manner so that all payments hereunder comply with Section 409A of the Code.  Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which you incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

1.3.	Except as amended herein, the Employment Letter shall remain in full force and effect without modification thereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Effective Date.
SILICON GRAPHICS             EXECUTIVE
INTERNATIONAL CORP.

By: /s/ Jennifer Pratt_______________    By: /s/ Mack Arat
Name: Jennifer Pratt                Name: Mack Asrat
Title:     SVP, Human Resources         Title:    Vice President and Corporate Controller

Signature Date: December 17, 2012         Signature Date: December 17, 2012

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